EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-207128, 333-207129 and 333-231455 on Form S-8, of our reports dated February 19, 2021, relating to the financial statements of SPX FLOW, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
February 19, 2021